UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dewolf Road, Old Tappan, New Jersey 07675
(Address of principal executive offices) (Zip Code)

(201) 748-2400
(Registrants telephone number, including area code)

N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On August 24, 2011, we recast $606,381(principal plus accrued interest)  in existing secured loans with 6 parties  (entered into between June and July 2011) in exchange for 10% Secured Convertible Subordinated  Notes (“Secured Notes”) which Notes were coupled with common stock.  Each Secured Note is collateralized by all of the Company’s assets and is convertible into common stock at a conversion price of $0.05 per share. Additionally, such lenders were granted an additional 5 shares of our common stock for each $1.00 of interest and principal due them.

On September 13-16, 2011, we completed a private placement in which we raised aggregate gross proceeds of $250,000 from 2 investors and recast an existing unsecured loan from one investor.  We issued to these investors the same 10% Secured Convertible Subordinated  Notes we had issued to the lenders reported in the above paragraph. Additionally, such investors received an additional 5 shares of our common stock for each $1.00 invested.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits

Exhibits
99.1	Form of 10% Secured Convertible Subordinated Note issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011	By:	/s/ Eric Skae
(Signature)
Name: Eric Skae
Title: President and Chief Executive Officer